Exhibit 99.3

Kokicare, Inc.
UNAUDITED PRO FORMA INTERIM CONSOLIDATED BALANCE SHEET
 As of September 30, 2016

	Historical AITT Inc. 30-Sep-16	Historical AIT Ltd. 30-Sep-16	Pro forma Adjustments	Note	Pro forma Consolidated

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3	$20	$9,710	A,D	$9,733
Restricted bank deposits	-	12	-		12
Other accounts receivable	-	11	-		11

Total current assets	3	43	9,710		9,756

NON-CURRENT ASSETS:

Property and equipment, net	-	66	-		66

Total non-current assets	0	66	-		66

TOTAL ASSETS	$3	$109	$9,710		$9,822

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Line of credit	$-	$53	$-		$53
Trade payables	6	466	(6)	D	466
Other accounts payable	1	967	(1)	D	967
Loans from a related party	10	99	(10)	D	99

Total current liabilities	17	1,585	(17)		1,585

Convertible notes	20	2,547	(2,567)	B,D	-

TOTAL LIABILITIES	37	4,132	(2,584)		1,585

SHAREHOLDERS' DEFICIENCY:
Common stock	1	29	24	A, B,C	54
Preferred stock	-	16	(16)	C	-
Additional paid- in capital	4	8,531	13,622	A, B,D	22,157
Treasury stock	-	-	(24)	D	(24)
Deficit accumulated	(39)	(12,599)	(1,312)	B	(13,950)

Total shareholders' deficiency	(4,023)	(4,023)	12,294		8,237

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIENCY	$3	$109	$9,710		$9,822

See accompanying notes to consolidated interim financial statements

Kokicare, Inc.
PRO FORMA CONSOLIDATED INTERIM STATEMENTS OF COMPREHNSIVE LOSS
For the Nine Months Ended September 30, 2016

	Historical AITT Inc. 30-Sep-16	Historical AIT Ltd. 30-Sep-16	Pro forma Adjustments	Note	Pro forma Consolidated

Operating expenses:
Research and development expenses	$-	$573	$-		$573
General and administrative expenses	29	523	-		552
Costs related to aborted IPO	-	621	-		621

Operating loss	29	1,717	-		1,746

Financial expense, net	1	990	1,312	B	2,303

Loss before taxes on income	30	2,707	1,312		4,049

Tax on income	-	39	-		39

Net comprehensive loss	$30	$2,746	$1,312		$4,088

Net basic and diluted loss per share	$0.29				$0.77

Weighted average number of Ordinary Shares used in computing basic and diluted net loss per share	103,200				5,311,479

See accompanying notes to consolidated interim financial statements

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

1.  Description of the Acquisition and Basis of Presentation

On January 13, 2017 ("Merger Date"), AITT Inc. (formerly: "KokiCare, Inc."), a Delaware corporation, and a wholly- owned subsidiary of AITT, Red Maple Ltd. ("Merger Sub"), and the Company closed the transaction that was the subject of an Agreement and Plan of Merger and Reorganization dated December 29, 2016, as amended by that Amendment No. 1 to the Merger Agreement dated January 12, 2017 (the "Merger Agreement"). The Merger Agreement provides for (i) the merger of Merger Sub with and into the Company (the “Israeli Merger"), and (ii) the exchange of the Company’s shareholders’ shares of the Company's Ordinary Shares for shares of AITT common stock along with the other conditions set forth in the Merger Agreement, culminating with the Company, as the surviving entity in the Israeli Merger, being a wholly-owned subsidiary of AITT (the "Merger"). The Israeli Merger was consummated on December 29, 2016 and the Merger closed on January 13, 2017. At the Closing of the Merger, all outstanding Series A Preferred Shares and convertible notes of the Company were converted into Ordinary shares of the Company.

Immediately prior to the closing of the Merger, AIT Ltd. closed on approximately $10,209 thousand of financing from the investors under the Share Purchase Agreement and was obligated to issue the participated investors an aggregate of 1,701,616 units, each is sold at a price per unit of $6.00 and consists of one ordinary share, NIS 0.01 par value per share, and warrant. Each warrant may be exercised to one ordinary share at an exercise price of $6.90 per share within an exercise period of five years from the closing date.

The organizational history of AIT Ltd. is described in AIT’s audited consolidated financial statements as of September 30, 2016, which are included elsewhere in this Report on Form 8-K.

Basis of Presentation

Certain disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These pro forma unaudited interim consolidated financial statements are not necessarily indicative of the results of operations that would have been achieved had the transaction actually taken place at the dates indicated and do not purport to be indicative of future position or operating results.

The unaudited pro forma interim consolidated balance sheet was prepared combining the historical balance sheet of AIT Ltd. and AITT Inc. at September 30, 2016, as described above.

The unaudited pro forma interim consolidated statement of comprehensive loss includes the historical operations of AIT Ltd. and AITT Inc. for the period of nine months ended September 30, 2016, as described above.

Effective January 13, 2017, AIT Ltd. ("AIT") acquired AITT, Inc. ("AITT" or "Company"), a Delaware corporation, whereby AITT was the legal acquirer and AIT the accounting acquirer.

2.  Pro Forma Adjustments and Assumptions

The accompanying unaudited pro forma consolidated interim financial information gives effect to the Share Exchange as if it had occurred at an earlier date, and has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated interim financial position or results of operations in future periods or the results that actually would have been realized had AIT and AITT been a combined company during the specified periods. The unaudited pro forma consolidated interim balance sheet set forth below represents the combined interim financial position of AIT and AITT as of September 30, 2016, as if the reverse acquisition occurred on September 30, 2016. The unaudited pro forma consolidated interim statement of comprehensive loss for the period of nine months ended September 30, 2016 represents the combined results of operations of AIT and AITT, as if the reverse acquisition occurred on the first day of the period presented.

The pro forma adjustments were based on the preliminary information available at the time of the preparation of the unaudited pro forma consolidated interim financial information. The unaudited pro forma consolidated interim financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated interim financial statements incorporated included with this Form 8-K.

A.
Reflect the issuance of 1,701,616 units, each unit is sold at a price per unit of $6.00 and consists of one ordinary share, NIS 0.01 par value per share, and one warrant, for gross consideration of approximately $10,210 thousand. Direct and incremental issuance costs amounted to approximately $180 thousand which was offset from the additional paid in capital.

B.
Upon closing of the Merger, the outstanding convertible notes have been converted into 1,397,068 Ordinary Shares, NIS 0.01 par value per share, of AIT. Following such conversion, the remaining beneficial conversion feature and issuance debt costs in respect to the convertible notes amounted to $1,294 and $18 thousand, respectively, were amortized immediately through financial expenses.

C.	Upon closing of the Merger, the outstanding 759,086 Preferred A Shares have been converted into 759,086 Ordinary Shares, NIS 0.01 par value per share, of AIT.

D.
According to the agreement and plan of merger and reorganization, AIT is required to make a cash payment to AITT in total amount of $320 thousand (the "Cash Purchase Price") in order to assume all of its existing obligations which amounted to $37 at the Merger Date and to repurchase 90,000 shares of its common stock at a price per share of $0.2667 (on a post-reverse stock split basis as mentioned below). It was agreed between the parties that the excess of Cash Purchase Price beyond the existing obligations will be distributed to the former stockholders of AITT as a dividend (representing a price of $2.5 per share cash dividend to 103,200 outstanding shares of AITT's common stock after effect of 100-to-one reverse stock split) and to redeem certain of its shares of common stock held by AITT's principal stockholder.